UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): October 19, 2007

Collexis Holdings, Inc.
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation)

001-33495	20-0987069
(Commission File Number)	(IRS Employer Identification No.)

1201 Main Street, Suite 980, Columbia, SC	29201
(Address of principal executive offices)	(Zip Code)

(803) 727-1113
(Registrant’s telephone number, including area code)

n/a
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

The information in Item 2.01 of this Current Report on Form 8-K is incorporated into this Item 1.01 by reference.

Item 2.01	Completion of Acquisition or Disposition of Assets.

On October 19, 2007, Collexis Holdings, Inc., the registrant, entered into a Share Purchase Agreement with the shareholders and managing directors of SyynX Solutions GmbH (“SyynX”), a privately-held software company based in Cologne, Germany. Under the Share Purchase Agreement, we agreed to purchase all of the capital stock of SyynX for an aggregate cash consideration of €5,923,267, or approximately US$8,488,343 at current exchange rates. SyynX is our long-time software development partner, and we paid SyynX approximately US$852,000 in the 12 months ended June 30, 2007. A copy of the press release we plan to issue on October 26, 2007 announcing the acquisition of SyynX is attached to this Current Report on Form 8-K as Exhibit 99.1.

We purchased all of SyynX’s capital stock from SyynX WebSolutions GmbH, Mr. Christian Herzog and Ms. Dorothea Porn. SyynX WebSolutions GmbH owns 400,000 shares of our common stock. Under the terms of Share Purchase Agreement, we agreed to pay the sellers in four installments as noted in the table below. We are required to pay interest at the rate of 1% per annum on the deferred portion of the purchase price beginning January 14, 2008. (Due to rounding of the payments to be made to several sellers and the reflection of a credit as noted below, the amounts below do not equal the gross amounts above.)

Payment Date	Payment Amount in Euros	Payment Amount in US Dollars at Current Exchange Rates

December 31, 2007*	€1,500,000	$2,145,975
October 1, 2008	1,485,149	2,124,579
October 1, 2009	1,224,918	1,752,306
October 1, 2010	1,212,871	1,735,072

	€5,422,938	$7,757,932

* The payment amount on December 31, 2007 reflects a €500,000 reduction in light of the termination of Collexis’ right to receive reimbursement of the €500,000 option payment previously made by Collexis B.V.

Although we do not currently have the cash to make the required payment on December 31, 2007, subscription agreements and funds for the sale of 2,179,880 shares at a purchase price of $0.75 per share, or $1,609,910 in cash (plus a check for $25,000), are now in escrow. We expect to accept these subscriptions in the near future. We expect to raise additional capital through the sale of our common stock in the future, but we can provide no assurances in that regard.

Under the terms of the Share Purchase Agreement, we have no cure period if we fail to pay the first installment payment due on December 31, 2007. With respect to the second, third and fourth installment payments, we will have 90 days to cure any failure to pay the installment payment. If we fail to pay any installment payment following the applicable cure period:

(a)	the sellers will have the right to rescind the Share Purchase Agreement and exercise their right to foreclose on their respective shares of SyynX sold to Collexis,
(b)	the sellers may retain the portion of the purchase price we previously paid them,
(c)	we will grant to the sellers a right to use the software and products developed by SyynX, and
(d)	SyynX will have the right to sublicense the software or products until we have paid the purchase price in full.

In addition, if there is a change in control of Collexis Holdings, Inc., the entire purchase price will become immediately due and payable. The Share Purchase Agreement also provides that until we have paid the full purchase price:

•	we may not sell or transfer any material assets of SyynX to a third party, including Collexis Holdings, Inc. or any of our affiliates; and
•	the current managing directors of SyynX will be permitted to continue to serve SyynX in that capacity.

In connection with the transactions contemplated by the Share Purchase Agreement, we also entered into several other agreements, including:

(a) Employment agreements with each of Mr. Martin Schmidt and the other two managing directors of SyynX. Under these agreements, each of them will receive (1) a fixed annual salary of €150,000, or approximately US$214,567 at current exchange rates, and (2) additional compensation equal to 1% of the annual revenues of the “Europe’s Life Science Business” segment of Collexis and 0.25% of the annual revenues of Collexis, in each case limited to a total of €300,000, or approximately US$429,135 at current exchange rates, per person per year.

(b) Stock option agreements with each of Mr. Martin Schmidt and the other two managing directors of SyynX. Under these agreements, we granted each person an option to purchase 1,000,000 shares of our common stock at an exercise price of $0.75 per share, to become vested in equal monthly installments over a five-year period.

(c) Release agreements with each of the majority shareholders and managing directors of SyynX. Under these agreements, each such party released SyynX, us and each of their respective affiliates from all claims arising as a result of such party’s relationship as an employee or shareholder of SyynX.

In the Share Purchase Agreement, we also agreed to grant to employees of SyynX options to purchase up to 300,000 shares of Collexis’ common stock at an exercise price of $0.75 per share.

Mr. Martin Schmidt, one of the managing directors of SyynX, is now our Chief Technology Officer.

The foregoing description of the acquisition does not purport to be complete and is qualified in its entirety by reference to the full text of the Share Purchase Agreement, which is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated into this Item 2.01 by reference.

Item 3.02	Unregistered Sales of Equity Securities.

The information in Item 2.01 of this Current Report on Form 8-K is incorporated into this Item 3.02 by reference. In connection with the transactions contemplated by the Share Purchase Agreement, we granted to each of Mr. Schmidt and the other two managing directors of SyynX an option to purchase 1,000,000 shares of our common stock at an exercise price of $0.75 per share. The shares have a term of eight years. The shares vested or will vest as follows: 16,666 shares vested on October 19, 2007; 16,666 shares vest each month through August 19, 2012, and the final 16,706 shares vest on September 19, 2012. The shares underlying the options were issued without registration under the Securities Act of 1933 in reliance on the private offering exemption provided by Section 4(2) of the Securities Act of 1933. In relying on the exemption from registration provided by Section 4(2), Collexis relied in part on the facts that each of these individuals acquired the securities for his own account, for investment only and not for distribution or resale to others.

In addition, unrelated to the SyynX closing, on October 19, 2007, we closed the sale of 1,393,333 shares of common stock at $0.75 per share to qualified investors under an exemption from registration contained in Section 4(2) of the Securities Act of 1933. Collexis received gross proceeds from the offering of approximately $1,045,000. Collexis has used and intends to continue to use the proceeds from the offering for working capital. All of the purchasers were accredited investors, and there was no general solicitation. The share certificates evidencing the purchased shares will be affixed with a legend to indicate that the shares were sold in a private offering and their transfer is restricted.

Item 9.01	Financial Statements and Exhibits.

(a)	Financial Statements of Businesses Acquired.

We will file the required pro forma financial statements in an amendment to this report as soon as practicable but not later than 71 days after the date on which this report is filed.

(b)	Pro Forma Financial Information.

We will file the required financial statements in an amendment to this report as soon as practicable but not later than 71 days after the date on which this report is filed.

(d)	Exhibits

Exhibit No.	Exhibit

10.1	Share Purchase Agreement dated October 19, 2007 by and among Collexis Holdings, Inc. and the shareholders and managing directors of SyynX Solutions GmbH.

99.1	Press release to be issued by Collexis Holdings, Inc. on October 26, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COLLEXIS HOLDINGS, INC.

Dated: October 25, 2007	By:	/s/ William D. Kirkland
William D. Kirkland Chief Executive Officer Chief Financial Officer